                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DANSKIN, INC.
 ................................................................................
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 ................................................................................

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ............................................................................

    2) Aggregate number of securities to which transaction applies:

    ............................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   .............................................................................

   4) Proposed maximum aggregate value of transaction:

   .............................................................................

   5) Total fee paid:

   .............................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ............................................................................

    2) Form, Schedule or Registration Statement No.:

    ............................................................................

    3) Filing Party:

    ............................................................................

    4) Date Filed:

    ............................................................................

                                  DANSKIN, INC.
                              111 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 1996

To the Stockholders of DANSKIN, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of DANSKIN, INC., a Delaware corporation (the "Company"), which will be held in Conference Rooms A and B, 42nd Floor, 101 Park Avenue, New York, New York, on Wednesday, October 16, 1996, at 10:00 a.m.
(local time), for the following purposes:

        (1) The election of two (2) Class I Directors by all stockholders, to serve for a term of three years and until their successors are duly elected and qualified;

        (2)  The  election  of  one  Director  by  holders  of  10%   Cumulative
Convertible Preferred Stock, to serve until the next annual meeting of stockholders; and

        (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

        A copy of the Company's Annual Report to Stockholders, Proxy Statement and form of proxy are being mailed together with this Notice.

        Only holders of 10% Cumulative Convertible Preferred Stock and holders of Common Stock of record as of the close of business on September 16, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

        You are cordially invited to be present at the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.

                                By Order of the Board of Directors

                                Edwin W. Dean
                                Vice Chairman of the Board,
                                General Counsel and Secretary

September 19, 1996

================================================================================

IMPORTANT NOTICE:
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE
AT THE ANNUAL MEETING.

================================================================================

                                  DANSKIN, INC.

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 1996

        This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to the stockholders of Danskin, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held in Conference Rooms A and B, 42nd Floor, 101 Park Avenue, New York, New York, on October 16, 1996, at 10:00 a.m. (local time), and at any adjournment thereof. Only holders of record of the Company's 10% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") and of the Company's Common Stock, par value $.01 per share (the "Common Stock") as of the close of business on September 16, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

        Commencing with the nine months ended December 30, 1995, the Company changed its year end to the last Saturday in December. The nine-month transition period ended December 30, 1995 is herein referred to as the "Nine Months 1995." This Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Stockholders for the Nine Months 1995 (the "Annual Report"), are being sent or given to the stockholders commencing on or about September 20, 1996.

        At the Annual Meeting, all the stockholders of the Company will be asked to (i) consider and vote upon the election of two (2) Class I Directors of the Company and (ii) consider and vote upon any other business that may properly come before the Annual Meeting. In addition, the holders of Convertible Preferred Stock will be asked to consider and vote upon the election of one Director of the Company.

        The principal executive offices of the Company are located at 111 West 40th Street, New York, New York 10018, and the Company's telephone number at that address is (212) 764-4630.

        STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

        If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the nominees for election as Class I Directors to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

        If a stockholder has invested in the Common Stock through the Company's Savings Plan (as defined herein), the Proxy will also serve as voting instructions for the Trustee for the Savings Plan. The Trustee will vote unallocated shares of the Common Stock in the Savings Plan, and allocated shares for which it has not received timely direction, in its discretion pursuant to its obligations as a fiduciary.

        Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Edwin W. Dean, Vice Chairman of the Board, General Counsel and Secretary of the Company, at 111 West 40th Street, New York, New York 10018, a written notice of revocation or a subsequently dated, executed Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

VOTING AT THE MEETING

        Holders of record of the Common Stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted on by such holders at the Annual Meeting.

        Holders of record of the Convertible Preferred Stock as of the close of business on the Record Date will be entitled to (i) one vote for each share of the Common Stock receivable by such holders upon conversion of the Convertible Preferred Stock on all matters to be voted on by holders of the Common Stock at the Annual Meeting and (ii) one vote for each share of the Convertible Preferred stock held with respect to the election of a Director by such holders. As of the close of business on the Record Date, there were 6,072,932 outstanding shares of the Common Stock (excluding 1,000 shares of the Common Stock held by a subsidiary of the Company) and 1,000 outstanding shares of the Convertible Preferred Stock, which were convertible into 1,811,594 shares of the Common Stock as of the Record Date. The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum with respect to the election of Class I Directors; with respect to the election of a Director by the holders of the Convertible Preferred Stock, the presence, in person or by Proxy, of holders owning a majority of the Convertible Preferred Shares outstanding as of the Record Date will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Class I Directors will be elected as Class I Directors, and the nominee receiving a plurality of the votes cast by the holders of the Convertible Preferred Stock will be elected as a Director.

        On August 6, 1996, the Company issued 1,000 shares of the Convertible Preferred Stock ($5,000 Liquidation Preference) to a single holder in exchange for $5,000,000 principal amount of its 8% Convertible Subordinated Debenture due 2002 previously outstanding. The Convertible Preferred Stock is initially convertible into Common Stock at a conversion price of $2.76 per share. Under the Certificate of Designations that was filed with the Secretary of State of Delaware to establish the terms of the Convertible Preferred Stock, holders of Convertible Preferred Stock (i) are entitled to the number of votes equal to the number of shares of Common Stock into which such Convertible Preferred Stock could be converted and (ii) have the voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). With respect to matters affecting only the Convertible Preferred Stock, each outstanding share of Convertible Preferred Stock is entitled to one vote in a separate class vote.

        In addition, the holders of the Convertible Preferred Stock (voting separately as a class with one vote per share of Convertible Preferred Stock) are entitled to elect one Director to the Board of Directors at any meeting of stockholders of the Company at which Directors are to be elected.

        With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors.

        See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of (i) the acquisition by SunAmerica Life Insurance Company ("SunAmerica") from the Company's former parent, Esmark, Inc. ("Esmark"), of 2,010,000 shares of the Common Stock (33.1% of the outstanding Common Stock, and 25.5% of the stock entitled to vote at the Annual Meeting, as of August 30, 1996) (the "Esmark Shares") at a foreclosure sale (the"Foreclosure Sale") that was held on June 7, 1996 and (ii) certain voting rights regarding 990,000 shares of the Common Stock (16.3% of the outstanding Common Stock, and 12.6% of the stock entitled to vote at the Annual Meeting, as of August 30, 1996) that are owned by Electra Investment Trust PLC ("Electra") (the "Electra Shares").

                        PROPOSAL - ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of three classes. The current terms of the Directors continue until the Annual Meetings of Stockholders to be held in 1996, 1997 and 1998, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, a class of Directors is elected for a full term of three years to succeed the class of Directors whose terms expire at such Annual Meeting. In addition, the holders of the Convertible Preferred Stock, voting separately as a class, are entitled to elect one Director at any meeting of stockholders of the Company at which Directors are to be elected.

        The following information is furnished with respect to the two nominees for election as Class I Directors, with respect to the nominee for election as a Director by the holders of the Convertible Preferred Stock, and with respect to the Directors who will continue in office after the Annual Meeting until the expiration of their respective terms. The Board of Directors has recommended the nominees for election as Class I Directors named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of the Common Stock represented by properly executed Proxies for the nominees for Election as Class I Directors named below. Although such nominees have indicated that they will serve as Class I Directors of the Company, should either of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by the Board of Directors or the Board of Directors will elect to reduce the number of Directors constituting the Board of Directors.

Nominees for Class I Director - Terms to Expire in 1999

        Howard D. Cooley, age 62, became the Chairman of the Board of Directors of the Company on August 15, 1995 and has been a Director since July 1993. He was the Chief Executive Officer of the Company from September 16, 1994 until March 31, 1996. He was President of Jockey International, Inc., a vertically integrated apparel manufacturer, from December 1979 until his retirement in June 1992. From June 1960 to December 1979, he held various positions (including Vice President of the Manufacturing Management Division) at Kurt Salmon Associates, a management consulting company, and was at one time a member of its executive committee. Mr. Cooley founded the Apparel Foundation, which provides clothing to poor and homeless people worldwide, and has also served as Vice Chairman and Chairman of The American Apparel Manufacturing Association.

        Mary Ann Domuracki, age 42, became the Chief Executive Officer of the Company on March 31, 1996, after having been its President and Chief Operating Officer from July 1992 to such date, and has been a Director since March 1989. From September 1987 to June 1992, she was Vice President and Chief Financial Officer of the Company. She also serves as an officer and Director of several of the Company's subsidiaries. She joined the Company in June 1987 as its Controller. Prior to that, she was employed by Arthur Young & Co. (now known as Ernst & Young
LLP), a public accounting firm, from 1976 to 1987, and was the Audit Principal responsible for the Company's account. She is a Director of The American Apparel Manufacturing Association and a member of its Marketing Committee. Until October 1993, Mrs. Domuracki was a Director and officer of Esmark.

Nominee of the Holders of the  Convertible  Preferred  Stock - Term to expire in
1997

        Michael S. Rosen, age 35, has been a Director of the Company since October 1995. He is the President of the Rochester Division of Oppenheimer Funds, Inc., Vice President of Oppenheimer Funds, Inc., and Portfolio Manager of Oppenheimer Bond Fund For Growth, holder of the Convertible Preferred Stock. He is a former Principal of The Rochester Funds, which was acquired by Oppenheimer Funds, Inc. In January 1996. He was associated with The Rochester Funds since 1983. He is also a Director of All Points Software, Inc., a privately held technology company.

        Mr. Rosen has resigned as a Class II Director, effective upon his election at the Annual Meeting as a Director as the nominee of the holders of the Convertible Preferred Stock. He will be elected as such nominee for a term continuing until the Annual Meeting of Stockholders to be held in 1997 and until his successor is elected and qualified.

        THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES WITH RESPECT TO THE ELECTION OF THIS DIRECTOR. PLEASE DO NOT CALL THE COMPANY TO ASK FOR A PROXY CARD WITH RESPECT TO THE ELECTION OF THIS DIRECTOR.

CONTINUING DIRECTORS NOT STANDING FOR RE-ELECTION

Class II Directors - Terms to Expire in 1997

        Edwin W. Dean, age 59, has been Vice Chairman of the Board of Directors of the Company since July 1992, General Counsel and a Director since March 1989 and Secretary since July 1986. From March 1989 to June 1992, he was the Executive Vice President of the Company. He also serves as an officer and Director of each of the Company's subsidiaries. From 1980 until 1986, he was a consultant. Prior to 1980, he was a Senior Vice President of Paine Webber Jackson & Curtis, Inc. and manager of its government bond trading department. He is a member of the New York State Bar. Until August 1995, Mr. Dean was a Director and executive officer of Esmark.

        Henry T. Mortimer, Jr., age 54, has been a Director of the Company since August 1992. He has been the Managing Director, Europe, of Financial Security Assurance, Inc., a bond insurance company, and the President of American International Advisory Group, Inc., a financial advisory firm, since 1985. Prior to 1985, he was a Senior Vice President of E.F. Hutton & Co., Inc. in its investment banking department. In addition, he is currently a Director of Tipiak, S.A., a French food manufacturing company. From November 1988 to August 1992, he was a Director of Esmark.

Class III Directors - Terms to Expire in 1998

        Patricia S. Patterson, age 68, has been a Director of the Company since August 1992. She is an International Representative of Sotheby's and Sotheby's International Realty, and serves on the President's Council of the New York Zoological Society and on the Board of Directors of the New York City Ballet, the School of American Ballet, The Boys Club of New York, the Parrish Museum and the Central Park Conservancy and as a member of the Council of the Museum of Modern Art. From July 1986 to August 1992, she was a Director of Esmark.

        Larry B. Shelton, age 62, has been a Director of the Company since October 1994. He is the President of Shelton & Associates, a management consulting firm specializing in the apparel industry. In 1991, he retired as President and Chief Operating Officer of Genesco, Inc., an apparel manufacturing company, having served in that organization for over 35 years in various management capacities. He has long been active in the apparel industry, having served as Chairman of the Board of The American Apparel Manufacturing Association and as a board member of The Clothing Manufacturers Association.

        John W. Burden, III, age 59, has been a Director of the Company since November 1995. He is a Partner in Retail Options, Inc., a retail consulting group. In 1990, he retired as the Chairman of both Federated Department Stores, Inc. and Allied Department Stores, Inc., following a 19 year career in various merchandising positions in the Federated organization, including as President of Burdine's and Chairman of the Abraham & Strauss division. Prior to that, he spent 12 years with Macy's. Mr. Burden is also a Director of Hills Department Stores, Jan Bell Marketing and Younkers Department Stores.

VOTE REQUIRED FOR APPROVAL

        The two nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Class I Directors by holders of the Common Stock and by holders of the Convertible Preferred Stock (voting on an as-converted basis as one class with the Common Stock) will be elected as Class I Directors. The nominee receiving a plurality of the votes cast at the Annual Meeting by holders of the Convertible Preferred Stock will be elected as a Director.

                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE
         FOR ITS NOMINEES TO THE BOARD OF DIRECTORS AS CLASS I DIRECTORS

COMPENSATION OF DIRECTORS

        Directors who are employees of the Company are not compensated for serving as Directors. Directors who are not employees of the Company receive an annual retainer fee of $15,000 plus fees of $1,000 per day for attendance at meetings of the Board of Directors and its committees. Non-employee Directors of the Company are also reimbursed for out-of-pocket expenses. In addition, each non-employee Director receives, upon such person's initial election as a Director, a grant of an option to purchase 20,000 shares of the Common Stock under the Company's 1992 Stock Option Plan (the "Stock Option Plan") at fair market value. Because of his position as President of Oppenheimer Bond Fund For Growth, holder of the Convertible Preferred Stock, Mr. Rosen has declined to accept either cash compensation or stock options.

BOARD AND COMMITTEE MEETINGS

        The Board of Directors met seven times during the Nine Months 1995. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during the Nine Months 1995.

        The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee presently consist of Mr. Shelton, Mr. Mortimer and Mrs. Patterson. The Audit Committee is generally responsible for recommending the appointment of the Company's independent auditors and overseeing the accounting and internal audit functions of the Company, including reviewing, with the Company's independent auditors, (i) the general scope of their audit services and the annual results of their audit, (ii) the reports and recommendations made to the Audit Committee by the independent auditors, and
(iii) the Company's internal control structure. The Audit Committee held one meetings during the Nine Months 1995.

        The members of the Compensation Committee presently consist of Mr. Shelton, Mr. Mortimer and Mrs. Patterson. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration of the Company's executive officers. The Compensation Committee also determines stock options to be granted pursuant to the Stock Option Plan. The Compensation Committee held two meeting during the Nine Months 1995.

        The Board of Directors does not have a Nominating Committee or any committee performing a similar function.

                               EXECUTIVE OFFICERS

        During the Nine Months 1995, Howard D. Cooley was elected Chairman of the Board of Directors and resigned his position as Chief Executive Officer. Mr. Cooley was also appointed the Company's Chief Policy Officer. Edwin W. Dean continued as Vice Chairman of the Board of Directors, General Counsel and Secretary. Mary Ann Domuracki, previously President and Chief Operating Officer, was appointed Chief Executive Officer. Beverly Eichel, formerly Vice President and Chief Executive Officer, was appointed Executive Vice President and Chief
Financial Officer. Information concerning each executive officer's age and length of service with the Company, other than Ms. Eichel, can be found herein under the section entitled "ELECTION OF DIRECTORS." Each of these executive officers was elected by, and serves at the pleasure of, the Board of Directors.

        Beverly Eichel, age 38, was appointed Executive Vice President and Chief Financial Officer of the Company in 1995, having previously been Vice President and Chief Financial Officer of the Company since July 1992 and its Controller since October 1987. She was the Director of accounting for MGM/UA Home Video from 1984 to 1987 and a senior accountant with Ernst & Whinney (now known as Ernst & Young), a public accounting firm, from 1980 to 1984.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Subject to the employment agreements described below, the Compensation Committee reviews and recommends to the Board of Directors for its approval the salaries and bonuses of the Company's officers, including its four executive officers--Howard D. Cooley, Chairman of the Board of Directors and Chief Policy Officer; Edwin W. Dean, Vice Chairman of the Board of Directors, General Counsel and Secretary; Mary Ann Domuracki, Chief Executive Officer; and Beverly Eichel, Executive Vice President and Chief Financial Officer. In addition, the
Compensation Committee grants stock options under the Stock Option Plan to selected employees, including executive officers, and otherwise administers the Stock Option Plan.

Compensation Philosophy

        The Company's executive compensation program is designed to integrate compensation with the achievement of the Company's short and long-term business objectives and to assist the Company in attracting, motivating and retaining the highest quality executives.

        Executive compensation is comprised of three components; (i) a competitive base salary, which attracts talented managers and contributes to motivating and rewarding individual performance; (ii) a cash incentive bonus, which integrates financial reward to the achievement of the Company's short term performance objectives; and (iii) a stock option program, which is intended to promote the achievement of long-term performance goals and to align the long-term interests of the Company's executive officers with those of the stockholders.

        The base salary and incentive bonus payable to each of the Company's executive officers are governed by employment agreements entered into with the Company. See "Employment Agreements." The Compensation Committee conducts ongoing reviews of such employment agreements to ensure that they are consistent with the Compensation Committee's current philosophy.

        Howard D. Cooley resigned as Chief Executive Officer on March 31, 1996, and Mary Ann Domuracki was elected as his successor. Mr. Cooley remains as Chairman of the Board of Directors and Chief Policy Officer. Mr. Cooley's employment agreement was amended to provide base pay at the annual rate of $50,000, reduced from $450,000. See "Compensation of the Chief Executive Officer".

        The voluntary temporary reductions in the base salaries of Mrs. Domuracki, Ms. Eichel and Mr. Dean that became effective on January 1, 1995 continued throughout the Nine Months 1995. In addition, Mr. Dean entered into a new employment agreement, dated April 1, 1996, providing for salary compensation at the annual rate of $260,000 through June 30, 1996, and $150,000 thereafter.

        In light of current levels of compensation paid to the Company's executive officers, the Compensation Committee has not yet formulated any overall policy regarding qualifying compensation paid to the Company's executive officers for deductibility under the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Base Salary Compensation

        The Compensation Committee continues to believe that the retention of executives who have developed the skills and expertise required to lead the organization is vital to the Company's competitive strength. It further believes that attracting other key executives who can supplement the efforts of its existing executives is absolutely critical. This is extremely important at a time when operational losses and a competitive business environment create ongoing risk for the future of each executive's position. To this end, it is the Compensation Committee's policy to continue to establish base pay at a very competitive level.

Incentive Bonus Compensation

        The Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. Under the Company's employment agreements with Mrs. Domuracki, Ms. Eichel and Mr. Dean, the incentive bonus award component is subject to annual subjective review by the Compensation Committee.

Stock Option Grants

        It is the policy of the Compensation Committee to award stock options to executive officers and other key employees of the Company to align their interests with those of the Company's long-term investors and to help attract and retain such persons. The options, therefore, provide value to the recipients only if and when the market price of the Common Stock increases above the option grant price. To that end, there is ongoing review by the Committee of the market price of Common Stock and the grant price of options. It is the Committee's goal to preserve this incentive as an effective tool in motivating and retaining executives.

        In the Nine Months 1995, in an effort to preserve this incentive as an effective tool in motivating and retaining executives, all options granted prior to June 26, 1995 to Mr. Dean (a total of 39,348 shares of the Common Stock) were canceled in exchange for options issued as of that date with an exercise price of $4.00 per share. On June 26, 1995, the closing price of the Common Stock on the Nasdaq National Market was $3.00 per share. The Compensation Committee
recognized   that
an exchange of existing options with exercise prices substantially higher than the current fair market value for options at a smaller premium over fair market value would provide additional incentive to employees because of the increased potential for appreciation. On balance, considering all of these factors, the Compensation Committee determined it to be in the best interests of the Company and its stockholders to restore the incentive for this executive officers to remain as an employee of the Company and to exert his maximum efforts on behalf of the Company by granting, at the optionee's option, replacement stock options under the Stock Option Plan for those options with exercise prices substantially above market trading prices.

        At the Annual Meeting of Stockholders held in August 1995, stockholders approved the addition of 240,000 shares of Common Stock to the 660,000 shares already reserved for issuance under the Stock Option Plan. Options to purchase an additional 142,230 shares of Common Stock were granted during the Nine Months 1995 on a discretionary basis to certain employees who were hired during the Nine Months 1995 and to the executive officers and other current management level employees. The Compensation Committee believes that granting such options, including in particular with respect to the executive officers, not only provides a meaningful long-term incentive to those individuals who have been identified as key to the future success of the Company and to help retain the services of such personnel, but also further links compensation to the overall performance of the Company.

Compensation of the Chief Executive Officer

        Howard D. Cooley served as Chief Executive Officer from September 16, 1994 until March 31, 1996, at which time Mary Ann Domuracki became Chief Executive Officer. The compensation of each of Mr. Cooley and Mrs. Domuracki is determined by their respective employment agreements.

        On October 27, 1994, the Company entered into an employment agreement with Howard D. Cooley employing him as Vice Chairman of the Board of Directors and Chief Executive Officer until he resigns or is terminated. Effective August 15, 1995, Mr. Cooley was elected Chairman of the Board. He served without salary compensation until June 30, 1995 and thereafter received annual base salary compensation of $450,000 until March 31, 1996, as of which time his employment agreement was amended to provide for (a) his resignation as Chief Executive Officer and employment as Chairman of the Board and Chief Policy Officer, (b) reduction of his annual salary to $50,000 and (c) severance pay of $450,000, payable in equal installments over a one year period beginning April 1, 1996. In connection with such amendment, Mr. Cooley was granted additional options to purchase 100,000 shares of Common Stock at an exercise price of $4.375 per share, the then current fair market value per share of the Common Stock. He is also entitled to receive "gross-up" payments for certain state and local income tax consequences. Under the employment agreement, if the Company terminates his employment without "cause," as defined, or if he resigns by reason of a "change of control," as defined, the Company will be obligated to make a lump sum payment to Mr. Cooley of $450,000, and all granted, but unvested, stock options shall vest immediately. Mr. Cooley deferred payment of all base compensation due during calendar year 1995 until January 1996.

        On June 3, 1996, Mr. Cooley exercised options for 100,000 shares of Common Stock held under the Stock Option Plan at an exercise price of $3.00 per share. On June 5, 1996, he was awarded an option to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share, the then current fair market value per share of the Common Stock, subject to stockholder approval of an amendment to the Stock Option Plan increasing the number of shares under the Stock Option Plan by at least 100,000 shares.

        On August 1, 1994, the Company entered into an employment agreement with Mary Ann Domuracki employing her as President and Chief Operating Officer until she resigns or is terminated. This agreement was amended as of April 1, 1996 to provide for her employment as Chief Executive Officer. Her base salary compensation is $350,000 (voluntarily reduced to $270,000 since January 1, 1995 on a temporary basis), with the amount subject to annual adjustment by the Chairman of the Board and approved by the Compensation Committee of the Board of Directors, but not to be less than $350,000. She is entitled to receive an annual bonus calculated in a manner established by the Chairman of the Board and approved by the Compensation Committee. Under the employment agreement, if the Company terminates her employment without "cause," as defined, or if she resigns by reason of a "change of control," as defined, (i) the Company will be obligated to continue her base salary payments for two years thereafter, at the annual rate of $350,000 (offset by compensation received from any new employer after one year), and to reimburse her for all amounts by which she voluntarily reduced her base salary since January 1, 1995, (ii) the Company will make a prorated bonus payment to her for the fiscal year then in progress, and (iii) any granted, but unvested stock options shall vest immediately.

        Byron A. Hero, Jr., formerly the Company's Chief Executive Officer and Chairman of the Board of Directors, was paid at the annual base rate of $450,000 pursuant to the terms of his employment agreement with the Company, which terminated on March 31, 1996.

                                          THE COMPENSATION COMMITTEE

                                          Larry B. Shelton
                                          Henry T. Mortimer, Jr.
                                          Patricia S. Patterson

                           SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning the annual and long term compensation earned during the last three fiscal years by the Company's Chief Executive Officer and each other executive officer of the Company (each, a "named executive officer"). The Company had only four executive officers during the Nine Months 1995. The information presented below for the most recently completed period is for the Nine Months 1995 and is set forth in the table as "NM 1995."

                                                         Other Annual       Stock              All Other Compensation
Name and Principal Position     Year       Salary ($)    Compensation ($)   Options (#)               (1)($)
- ---------------------------     ----       ----------    ----------------   -----------        ----------------------
Howard D. Cooley(2)             NM 1995    262,500             20,804            --                   0
Chief Executive Officer         1995        16,501             19,322       100,000                   0

Mary Ann Domuracki(3)           NM 1995    202,500(4)               0        15,000               1,298
President and Chief Operating   1995       292,500(4)               0        79,384(5)            5,075
Officer                         1994       275,000                  0        25,000               9,073

Edwin W. Dean                   NM 1995    195,600(4)               0        49,384(5)            8,545
Vice Chairman, General          1995       286,666(4)               0             0              11,580
Counsel and Secretary           1994       300,000                  0        25,000              21,116

Beverly Eichel(6)               NM 1995    168,750(4)               0        10,000               2,381
Vice President and Chief        1995       243,750(4)               0        71,359(5)            4,444
Financial Officer               1994       190,000                  0        25,000               8,370

- ------------

(1) Amounts shown under "All Other Compensation" for the Nine Months 1995 represent premiums paid by the Company in respect of life insurance policies for the benefit of Mr. Dean and Ms. Eichel in the amounts of $8,545 and $915, respectively, and the following amounts contributed by the Company in the Nine Months 1995 for Mrs. Domuracki and Ms. Eichel as the 25% matching contributions for the first 6% of earnings contributed by such individuals to the Company's Savings Plan, a tax qualified defined contribution plan covering full-time exempt and non-exempt employees over the age of 25 (the "Savings Plan"): for Mrs. Domuracki, $1,298; and for Ms. Eichel, $1,466. The Savings Plan allows participants to elect to make contributions, on a pre-tax basis, from 1% to 15% of their compensation, subject to applicable Internal Revenue Code limitations, and the Company is required to make a matching contribution equal to 25% of the participant's contributions up to 6% of such compensation. A participant becomes 33-1/3% vested in the matching contributions after three years of service, 66-2/3% after four years of service and 100% after five years of service. The Company, in its discretion, may make a profit sharing contribution. A participant becomes fully vested in a profit sharing contribution after five years of service.

(2) Mr. Cooley is currently the Chairman of the Board of Directors. He served as Chief Executive Officer from September 16, 1994 until March 31, 1996, at which time Mrs. Domuracki became Chief Executive Officer. Mr. Cooley's employment agreement provided for no salary compensation during fiscal 1995. Payment of Mr. Cooley's salary for the Nine Months 1995 was deferred and paid in January 1996. Prior to becoming Chief Executive Officer, Mr. Cooley was a non-employee
Director and the amount shown for salary in fiscal 1995 consists of contractually deferred Directors' fees earned prior to his becoming Chief Executive Officer. Other Annual Compensation for fiscal 1995 consists of travel allowances of $11,087 and related tax gross-ups of $8,235 provided under Mr. Cooley's employment agreement. Other Annual Compensation for the Nine Months 1995 consists of travel allowances of $11,073 and related tax gross-ups of $9,731 provided under Mr.Cooley's employment agreement.

(3) Mrs. Domuracki became Chief Executive Officer of the Company on March 31, 1996.

(4) Salaries for fiscal 1995 and the Nine Months 1995 reflect the following voluntary salary deductions effective January 1, 1995: Mary Ann Domuracki from $300,000 to $270,000; Edwin W. Dean from $300,000 to $260,000; and Beverly
Eichel from $250,000 to $225,000.

(5) Amounts shown include, for Mrs. Domuracki, options for an aggregate of 39,384 shares that were repriced effective July 1, 1994 at $4.00 per share, replacing options for 14,384 shares granted in fiscal 1993 with an exercise price of $13.00 per share and options for 25,000 shares granted in fiscal 1994 with an exercise price of $6.275 per share; for Mr. Dean, options for an aggregate of 39,384 shares that were repriced effective June 26, 1995 at $4.00 per share, replacing options for 14,384 shares granted in fiscal 1992 with an exercise price of $13.00 per share, and options for 25,000 shares granted in fiscal 1993 with an exercise price of $6.375 per share; and for Ms. Eichel options for an aggregate of 31,359 shares that were repriced effective July 1, 1994 at $4.00 per share, replacing options for 6,359 shares granted to Ms. Eichel in fiscal 1993 with an exercise price of $13.00 per share, and options for 25,000 shares granted to Ms. Eichel in fiscal 1994 with an exercise price of $6.275 per share.

(6)  Ms. Eichel became Executive Vice President of the Company in April 1996.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The  following  table  shows   information  for  the  Nine  Months  1995
respecting stock option grants to each named executive officer.

                                     Individual Grants                           Grant Date Value
                                   ---------------------                        ------------------
                     Number of Securities Percent of Total Options
                     Underlying Options   Granted to Employees in  Exercise       Expiration    Grant Date
Name                 Granted(1)           Fiscal Year              Price          Date          Present Value(2)
- ----                 -------------------  -----------------------  --------      -----------   ----------------
Howard D. Cooley                   0                     --            --                  --          --

Mary Ann
Domuracki                     15,000                   10.9%        $3.00        June 26, 2005     $38,925

Edwin W. Dean                 39,384(3)                28.5%        $4.00        June 26, 2005     $99,523
                              10,000                    7.2%        $3.00        June 26, 2005     $25,950

Beverly Eichel                10,000                    7.2%        $3.00        June 26, 2005     $25,950


- ------------

(1) These non-qualified stock options were granted under the Company's 1992 Stock Option Plan and entitle the holder to purchase shares of the Common Stock at an exercise price equal to the fair market value per share of the Common Stock as of the date the option was granted. Fair Market Value was defined during this period as the closing price of a share of the Common Stock on the Nasdaq National Market on the date of grant. All options listed in this table were fully exercisable upon grant.

(2) The present values on the grant date are calculated under the Black-Scholes valuation model. The Black-Scholes valuation model is a mathematical formula used to value options, and considers historical stock price volatility, the exercise period of the option and interest rates. Historical stock price volatility has been measured since the effective date of the Company's initial public offering of Common Stock, August 19, 1992. The Black-Scholes valuation model was chosen in accordance with Securities and Exchange Commission rules; however, this model should not be construed as an endorsement of its accuracy at valuing options. The real value of the options in this table depends upon the actual performance of the Common Stock during the applicable period.

(3) These options reflect options that were repriced effective June 26, 1995, replacing options for 14,384 shares granted to Mr. Dean in fiscal 1992 with an exercise price of $13.00 per share and options for 25,000 shares granted to Mr. Dean in fiscal 1993 with an exercise price of $6.375 per share. On June 26, 1995, the market price of a share of Common Stock was $3.00.

                          FISCAL YEAR END OPTION VALUES

        The following table shows information for the Nine Months 1995 respecting stock options for each named executive officer. All unexercised options are currently exercisable. No options were exercised by any named executive officer during the Nine Months 1995.

                                  Number of Securities Underlying            Value of Unexercised In-The-Money
Name                              Unexercised Options at Fiscal Year End(#)  Options at Fiscal Year End (1)($)
- ----                              -----------------------------------------  --------------------------------
Howard D. Cooley                                     100,000                        $150,000

Mary Ann Domuracki                                    94,384                        $104,692

Edwin W. Dean                                         49,384                        $ 34,692

Beverly Eichel                                        81,359                        $ 93,180

- ------------

(1) The value of an unexercised option at December 30, 1995 is determined by subtracting the exercise price of such option from the market value of a share of Common Stock on December 30, 1995, as reported by the Nasdaq National Market ($4.50).

                           TEN YEAR OPTION REPRICINGS

        Set forth is information regarding certain options that have been granted in exchange for options previously granted. These repriced options were granted at an exercise price of $4.00 per share and are the only options held by any current executive officer of the Company that have been repriced during the last 10 completed fiscal years. The Compensation Committee's report on repricing is included under "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION - Stock Option Grants".

                                                                                                      Length of
                                                                                                      Original
                                            Number of                                                Option Term
                                            Securities  Market Price                                 Remaining at
                                            Underlying  of Stock at    Exercise Price                  Date of
                               Repricing    Repriced      Time of        at Time of    New Exercise   Repricing
Name and Position                Date        Options     Repricing       Repricing        Price       (in Years)
- -----------------                ----        -------     ---------       ---------        -----       ---------
Mary Ann Domuracki              07/01/94      14,384       $2.50          $13.000         $4.00            8
President and Chief Operating   07/01/94      25,000       $2.50          $ 6.375         $4.00            9
Officer

- -------------------------
Beverly Eichel                  07/01/94       6,359       $2.50          $13.000         $4.00            8
Vice President and Chief        07/01/94      25,000       $2.50          $ 6.375         $4.00            9
Financial Officer

- ------------------------
Edwin W. Dean                   06/26/95      14,384       $3.00          $13.000         $4.00            7
Vice Chairman and General       06/26/95      25,000       $3.00          $ 6.275         $4.00            8
Counsel

                                PERFORMANCE GRAPH

        The graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, for the semi-annual periods from August 19, 1992 (the effective date of the Company's initial public offering) through the nine-month transition period ended December 30, 1995 assuming $100 invested on August 19, 1992 in the Common Stock, the Company's selected peer group of apparel industry companies and the S&P 500 Composite Stock Price Index. The selected peer group of apparel industry companies consists of: Alba Waldensian, Inc., Authentic Fitness Corporation, Body Drama, Inc., Fab Industries, Inc., G-III Apparel Group Ltd., Guilford Mills, Inc., Hampshire Ltd., Lida, Inc., Rocky Mountain Undergarment, Inc., USA Classic, Inc. and Warnaco Group, Inc. These companies were selected based on SIC code or are considered by the Company's management to be competitors of the Company. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.


                                  Danskin Inc.
                               Performance Chart
                           Summary of Plotted Points

                      Index      Year      Year      Year       Year
                         At    Ending    Ending    Ending     Ending
                    8/19/92   3/27/93   3/26/94   3/25/95   12/31/95
                    -------   -------   -------   -------   --------
Danskin Inc:         $100       $54       $41       $23        $35
S&P 500 Index:       $100      $108      $114      $128       $160
Peer Group:          $100       $96      $103      $106       $139

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All of the members of the Compensation Committee are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.

EMPLOYMENT AGREEMENTS

        On October 27, 1994, the Company entered into an employment agreement with Howard D. Cooley employing him as Vice Chairman of the Board of Directors and Chief Executive Officer until he resigns or is terminated. Effective August 15, 1995, Mr. Cooley became Chairman of the Board. He served without salary compensation until June 30, 1995, and thereafter received annual base salary compensation of $450,000 until March 31, 1996, as of which time his employment agreement was amended to provide for (a) his resignation as Chief Executive Officer and employment as Chairman of the Board, (b) reduction of his annual salary to $50,000 and (c) severance pay of $450,000, payable in equal installments over a one year period beginning April 1, 1996. In connection with such amendment, Mr. Cooley was granted additional options to purchase 100,000 shares of Common Stock at an exercise price of $4.375 per share, the then current fair market value per share of the Common Stock. He is also entitled to receive "gross-up" payments for certain state and local income tax consequences. Under the employment agreement, if the Company terminates his employment without "cause," as defined, or if he resigns by reason of a "change of control," as defined, the Company will be obligated to make a lump sum payment to Mr. Cooley of $450,000, and all granted, but unvested, stock options shall vest immediately. Mr. Cooley deferred payment of all base compensation due during calendar year 1995 until January 1996.

        Under the Company's loan and security agreement with First Union, First Union may terminate the agreement if Mr. Cooley is discharged or forced to resign as Chairman by the Board of Directors and not replaced within 90 days of such action by an individual who possesses the same level of experience and reputation in the apparel industry, unless such action is taken by a majority vote of a Board of Directors comprised of the current or continuing Directors, or by a majority of the current Directors who may be serving on the Board when such action is taken.

        On August 1, 1994, the Company entered into an employment agreement with Mary Ann Domuracki employing her as President and Chief Operating Officer until she resigns or is terminated. This agreement was amended as of April 4, 1996 to provide for her employment as Chief Executive Officer. Her base salary compensation is $350,000 (voluntarily reduced to $270,000 since January 1, 1995 on a temporary basis), with the amount subject to annual adjustment by the Chairman of the Board and approved by the Compensation Committee of the Board of Directors, but not to be less than $350,000. She is entitled to receive an annual bonus calculated in a manner established by the Chairman of the Board and approved by the Compensation Committee. Under the employment agreement, if the Company terminates her employment without "cause," as defined, or if she resigns by reason of a "change of control," as defined, (i) the Company will be obligated to continue her base salary payments for two years thereafter, at the annual rate of $350,000 (offset by compensation received from any new employer after one year), and to reimburse her for all amounts by which she voluntarily reduced her base salary since January 1, 1995, (ii) the Company will make a prorated bonus payment to her for the fiscal year then in progress and (iii) any granted, but unvested, stock options shall vest immediately.

        On April 1, 1996, the Company entered into an employment agreement with Edwin W. Dean employing him as Vice Chairman of the Board, General Counsel and Secretary until he resigns or is terminated. His annual base salary compensation was $260,000 through June 30, 1996, and thereafter is $150,000, with the amount subject to annual adjustment by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors, but not to be less than $150,000. He is entitled to receive an annual bonus calculated in a manner established by the Chief Executive Officer and approved by the Compensation Committee. Under the employment agreement, if the Company terminates his employment without "cause," as defined, or if he resigns by reason of a "change in control," as defined, the Company will be obligated to continue his annual base salary payments for two years thereafter (offset by compensation received from any new employer after one year) and to make a prorated bonus payment for the fiscal year then in progress, and any granted, but unvested, stock options shall vest immediately.

        On August 1, 1994, the Company entered into an employment agreement with Beverly Eichel employing her as Vice President and Chief Financial Officer until she resigns or is terminated. This agreement was amended as of April 4, 1996 to provide for her employment as Executive Vice President and Chief Financial Officer. Her base salary compensation is $250,000 (voluntarily reduced to $225,000 since January 1, 1995 on a temporary basis), with the amount subject to annual adjustment by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors, but not to be less than $250,000. She is entitled to receive an annual bonus calculated in a manner established by the Chief Executive Officer and approved by the Compensation Committee. Under the employment agreement, if the Company terminates her employment without "cause," as defined, or if she resigns by reason of a "change of control," as defined, (i) the Company will be obligated to continue her base salary payments for two years thereafter, at the annual rate of $250,000 (offset by compensation received from any new employer after one year), and to reimburse her for all amounts by which she voluntarily reduced her base salary since January 1, 1995, (ii) the Company will make a prorated bonus payment for the fiscal year then in progress and (iii) any granted, but unvested, stock options shall vest immediately.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth certain information, as of August 30, 1996, regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) each Director and each named executive officer; and (iii) all executive officers and Directors of the Company as a group. A person is a beneficial owner if he or she has or shares voting power or investment power. At August 30, 1996, there were 6,072,022 shares of the Common Stock outstanding (excluding 1,000 shares held by a subsidiary of the Company).

Name and Address
of Beneficial Owner                      Shares Owned                 Percent of Outstanding Stock
- ------------------                       ------------                 ----------------------------
SunAmerica Life Insurance Company (1)    2,010,000                                       33.1%
1 SunAmerica Center
Los Angeles, CA 90025

Oppenheimer Bond Fund For Growth (2)     1,811,594                                       23.0%
350 Linden Oaks
Rochester, NY 14625

Electra Investment Trust PLC (3)           990,000                                       16.3%
65 Kingsway, London, WC2 England

Wellington Management Company (4)          525,000                                        8.6%
75 State Street
Boston, MA  02109

Howard D. Cooley (5)                       211,000                                        3.4%
Mary Ann Domuracki (6)                     104,436                                        1.7%
Edwin W. Dean (7)                          107,693                                        1.8%
Beverly Eichel (8)                          82,184                                        1.3%
Henry T. Mortimer, Jr. (9) (11)              8,333                                        0.1%
Patricia S. Patterson (9) (11)               8,333                                        0.1%
Michael S. Rosen (2) (11)                1,811,594                                       23.0%
Larry B. Shelton (10) (11)                   6,666                                        0.1%
John W. Burden, III (11)                        -

All Directors and executive officers
as a group (9 persons)(11)(12)           2,340,239                                       28.4%

- -------------

(1) Includes 2,010,000 shares of the Common Stock previously owned of record by Esmark. On June 14, 1996, SunAmerica, Inc. and SunAmerica filed a third amendment to their Schedule 13D, reporting that, on March 12, 1996, the United States Bankruptcy Court for the Southern District of New York entered an order, effective May 1, 1996, terminating the automatic stay in the bankruptcy case of Esmark, insofar as such automatic stay prohibited SunAmerica from enforcing its rights under a guarantee and pledge agreement with Esmark and related loan documents, including with respect to a foreclosure sale of the Esmark Shares. On June 7, 1996, the Foreclosure Sale of the Esmark Shares was conducted at which SunAmerica submitted the highest conforming bid and purchased the Esmark Shares, by crediting its bid against its secured claim, at a price of $3.00 per share, or an aggregate purchase price of $6,030,000. The Esmark Shares represent approximately 33.1% of the Common Stock outstanding and 25.5% of the stock entitled to vote. SunAmerica's purchase of the Esmark Shares could be deemed to constitute a change in control of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(2) Includes 1,811,594 shares into which the Convertible Preferred Stock is convertible at any time at a current conversion price of $2.76 per share.

(3) Electra has sole investment and voting power with respect to the Proxy Shares. Although Electra previously reported that it had no voting power as a result of an irrevocable proxy granted by it to Esmark with respect to such shares, the Company believes that by virtue of the Foreclosure Sale (See Note 1 above) and of the appointment of a trustee in the Esmark bankruptcy case, the proxy granted to Esmark by Electra with respect to the Electra Shares has ceased to have effect. Information regarding the aggregate number of shares of the Common Stock beneficially owned by Electra and its investment power with respect to such shares is based on such information as reported in Electra's Amendment No. 1 to Schedule 13D dated February 22, 1993. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Electra Shares represent approximately 16.3% of the Common Stock outstanding and 12.6% of the stock entitled to vote.

(4) All of such shares are beneficially owned by Wellington Management Company, and it shares both voting power and investment power over such shares with numerous of its investment counseling clients. Information regarding the aggregate number of shares of the Common Stock beneficially owned by Wellington Management Company and its investment and voting power with respect to such shares is based on such information as reported in Wellington Management Company's Amendment No. 4 to Schedule 13G dated February 9, 1996 and Wellington Trust Company, N.A.'s Amendment No. 2 to Schedule 13G dated January 22, 1996. Wellington Trust Company, N.A. is a wholly owned subsidiary of Wellington Management Company.

(5) Includes 111,000 shares owned of record by Mr. Cooley, as to which shares he has sole voting and investment power, and 100,000 shares pursuant to presently exercisable options, and excludes an option awarded on June 5, 1996, to purchase 100,000 shares of Common Stock, subject to stockholder approval of an amendment to the Stock Option Plan increasing the number of shares under the Stock Option Plan by at least 100,000 shares.

(6) Includes 3,800 shares held by Mrs. Domuracki as custodian for her children, as to which shares Mrs. Domuracki has sole voting and investment power; 2,000 shares held by her spouse, as to which shares Mrs. Domuracki disclaims beneficial ownership; 4,252 shares owned beneficially by Mrs. Domuracki through the Company's Savings Plan, as to which shares Mrs. Domuracki has sole voting and investment power; and 94,384 shares pursuant to presently exercisable options.

(7) Includes 32,000 shares held by Mr. Dean as custodian for his children, as to which shares Mr. Dean has sole voting and investment power; 8,000 shares held by his spouse, as to which shares Mr. Dean disclaims beneficial ownership; 18,309 shares owned beneficially by Mr. Dean through the Company's Savings Plan, as to which shares Mr. Dean has sole voting and investment power; and 49,384 shares pursuant to presently exercisable options.

(8) Includes 200 shares owned of record by Ms. Eichel, as to which shares Ms. Eichel has sole voting and investment power; 625 shares owned of record by her spouse, as to which shares Ms. Eichel disclaims beneficial ownership; and 81,359 shares pursuant to presently exercisable options.

(9) For each of Mr. Mortimer and Mrs. Patterson, includes 8,333 shares pursuant to presently exercisable options.

(10)  Includes 6,666 shares pursuant to presently exercisable options.

(11) Although Messrs. Mortimer, Rosen, Shelton and Burden and Mrs. Patterson previously reported shared voting power with respect to the Electra Shares by virtue of an agreement dated September 16, 1994 between the Company and Byron A. Hero, Jr., its former Chief Executive Officer, the Company believes that the proxy granted to Esmark by Electra has ceased to have effect, and that the independent Directors no longer exercise such shared voting power. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(12) Includes 348,459 shares issuable upon the exercise of presently exercisable stock options and 1,811,594 shares issuable upon conversion of the Convertible Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As previously reported, prior to February 1993, Esmark, the former parent of the Company, owned of record 3,000,000 shares of the Common Stock, consisting of the Esmark Shares, which it subsequently pledged to SunAmerica, and the Electra Shares, which it subsequently transferred to Electra pursuant to an Option Agreement between it and Electra, a copy of which was filed by Electra as an exhibit to its Schedule 13D, dated December 31, 1992. The Schedule 13D also contained as an exhibit a copy of an irrevocable 10 year proxy which Electra granted to Esmark with respect to the Electra Shares.

        On September 16, 1994 the Company  entered into an agreement  with Byron
A. Hero, Jr., formerly its Chairman and Chief Executive Officer, who was also the majority owner and Chief Executive Officer of Esmark, whereby he agreed to resign as Chief Executive Officer of the Company, to terminate all business relationships between Esmark and the Company, and to cause Esmark to vote the proxy to the Electra Shares in a prescribed manner. Mr. Hero remained Chairman of the Board of the Company until the Annual Meeting of Stockholders held on August 15, 1995, at which time he was not reelected to the Board. He remained an employee of the Company until March 31, 1996, pursuant to an employment contract under which he received compensation at the annual rate of $450,000. During the Nine Months 1995, Mr. Hero repaid with interest $6,000 on loans from the Company that were outstanding to him at the end of fiscal 1995.

        In September 1993, Esmark pledged the Esmark Shares to SunAmerica as collateral for its guarantee of a loan of $14,500,000 which SunAmerica had made to a subsidiary of Esmark in order to partially fund the acquisition of the "Fanatic Group" of windsurfing businesses. The guarantee and pledge agreement and other loan documents were attached as an exhibit to the Schedule 13D which SunAmerica filed on September 29, 1994, along with a notice of exercise of rights by SunAmerica. On February 1, 1995 SunAmerica amended the Schedule 13D and attached as an exhibit a foreclosure notice with respect to its intention to sell the Esmark Shares at public auction on March 3, 1995, but SunAmerica subsequently adjourned the sale date to April 7, 1995. The sale was then temporarily stayed by virtue of the filing of an involuntary bankruptcy petition against Esmark on that date in the United States Bankruptcy Court for the Western District of Washington. That bankruptcy case was thereafter transferred to the United States Bankruptcy Court for the Southern District of New York.

        On June 5, 1996, the Board of Directors of the Company declared a dividend distribution of one Right (each, "a Right") for each outstanding share of Common Stock to stockholders of record at the close of business on June 17, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-ten thousandth of a share (a "Unit") of the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, or a combination of securities and assets of equivalent value, at a purchase price of $22.50 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina ("First Union"), as rights agent. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 35% or more of the outstanding Common Stock (the "Stock Acquisition Date"), or (ii) the close of business on such date as may be fixed by the Board of Directors, which date shall not be more than 65 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 35% or more of the outstanding Common Share. The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 17, 2006, unless earlier redeemed by the Company or unless a transaction under Section 13(d) of the Rights Agreement has occurred.

        On June 6, 1996, the Court in the Esmark bankruptcy case entered an order placing Esmark into liquidation under Chapter 7 of the Bankruptcy Code and appointing a trustee. These actions could be deemed to constitute a change in control of the Company.

        On June 14, 1996, Sun America filed Amendment No. 3 to its Schedule 13D ("Amendment No. 3"), reporting that, on March 12, 1996, the United States Bankruptcy Court for the Southern District of New York entered an order effective May 1, 1996 terminating the automatic stay in the Esmark bankruptcy insofar as it prohibited SunAmerica from enforcing its rights under the guarantee and pledge agreement with Esmark, including with respect to the foreclosure sale of the Esmark Shares. The Court order and notice of the Foreclosure Sale were attached as exhibits to Amendment No. 3. Amendment No. 3 also reported that on June 7, 1996 the Foreclosure Sale was conducted at which SunAmerica submitted the highest conforming bid and purchased the Esmark Shares, by crediting its bid against its secured claim, at a price of $3.00 per share for an aggregate purchase price of $6,030,000. The Esmark Shares were subsequently reregistered in the name of a nominee of SunAmerica. SunAmerica's purchase of the Esmark Shares could be deemed to constitute a change in control of the Company.

        By virtue of the Foreclosure Sale and of the appointment of a trustee in the Esmark bankruptcy case the Company believes that the proxy granted to Esmark by Electra with respect to the Electra Shares has ceased to have effect.

        Amendment No. 3 further states, among other things, that the purpose of the purchase by SunAmerica is to maximize the value of its interest in the Esmark Shares, that SunAmerica does not consider itself to be a passive investor
and  that  it  may  purchase   additional  shares  of  the  Common

Stock, seek representation on the Board of Directors of the Company, commence a tender or exchange offer and/or propose a business combination, seek redemption or judicial invalidation of the Company's stockholders' rights plan described above, or dispose of all or a portion of the Esmark Shares.

        The Esmark Shares are the subject of a Registration Rights Agreement dated July 2, 1992 between the Company and Esmark. The Company has acknowledged the status of Electra as a Holder under such agreement with respect to the shares of Common Stock that are owned by it.

         In September 1994, the Company obtained a judgment against Esmark, which remains unsatisfied, with respect to all amounts owed to the Company by Esmark. Esmark was indebted to the Company in the amount of $6,099,000 as of December 30, 1995, an amount which the Company has fully reserved as a result of Esmark's financial condition. The Company no longer accrues interest on this indebtedness for financial statement purposes.

                        COMPLIANCE WITH SECTION 16(a) OF
                                THE EXCHANGE ACT

        Under Section 16(a) of the Securities and Exchange Act of 1934, the Company's Directors, executive officers and holders of more than 10% of the Common Stock are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates with respect to the Nine Months 1995. Based on written representations of its Directors and executive officers and copies of reports they have filed with the Securities and Exchange Commission, the only late reports filed for the Nine Months 1995 were Forms 5 for Mr. Dean and Mrs. Domuracki (respecting monthly stock allocations under the Company's Savings
Plan), Ms. Eichel (respecting one stock option grant and monthly stock allocations under the Company's Savings Plan), Mr. Mortimer, Mrs. Patterson and Mr. Shelton (each respecting one transaction).

                             INDEPENDENT ACCOUNTANTS

        Upon the recommendation of the Audit Committee, the Board of Directors selected Deloitte & Touche LLP as independent accountants to audit the Company's books, records and accounts for fiscal 1997. Deloitte & Touche LLP also audited the Company's books, records and accounts for the Nine Months 1995, and representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.

                                  OTHER MATTERS

        The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                       STOCKHOLDER PROPOSALS FOR THE 1997
                         ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals to be presented at the 1997 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than March 15, 1997 in order to be included in the Company's proxy materials relating to that meeting.

                               REPORT ON FORM 10-K

        The Company's transition report on Form 10-K and the amendment thereto on Form 10-K/A for the transition period from March 26, 1995 to December 30, 1995, filed with the Securities and Exchange Commission, are available to stockholders, without charge, upon written request. Exhibits to the Form 10-K and 10-K/A will be furnished upon payment of $.50 per page, with a minimum charge of $5.00. Requests for copies should be directed to Danskin, Inc., 111 West 40th Street, New York, New York 10018, Attention: Edwin W. Dean.

                             SOLICITATION OF PROXIES

        The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by Directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals.

By Order of the Board of Directors

Edwin W. Dean
Vice Chairman of the Board,
General Counsel and Secretary

New York, New York
September 19, 1996

                                  APPENDIX I

                                 DANSKIN, INC.
                    111 West 40th Street, New York, NY 10018
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     Annual Meeting Of Stockholders To Be Held On Wednesday, October 16, 1996

Revoking all prior proxies, the undersigned, a stockholder of Danskin, Inc. (the "Company"), hereby appoints Beverly Eichel and Edwin W. Dean, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $.01 per share (the "Common Stock"), and all shares of the Common Stock receivable upon conversion of all shares of 10% Cumulative Convertible Preferred Stock, par value $.01 per share, of the undersigned in the Company at the Annual Meeting of Stockholders of the Company to be held in Conference Rooms A and B, 42nd Floor, 101 Park Avenue, New York, NY 10178 on Wednesday, October 16, 1996, at 10:00 a.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below. This proxy also serves as voting instructions to the Trustee for the Danskin, Inc. Savings Plan to vote at such Annual Meeting, and at any adjournment thereof, all shares of the Common Stock beneficially owned by the undersigned in the Danskin, Inc. Company Stock Fund under the Danskin, Inc. Savings Plan as indicated below.

1. ELECTION OF CLASS 1 DIRECTORS

                    [  ] FOR                              [  ] WITHHOLD
NOMINEES            FOR all nominees listed to the left   WITHHOLD AUTHORITY to vote for
Howard D. Cooley    (except as marked to the contrary     all nominees listed to the left
Mary Ann Domuracki  below)

To withhold authority to vote for any individual nominee, write that nominee's name in the space below

_____________________________________________________________________
(Please sign and date on the reverse side and return proxy using the enclosed envelope

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS CLASS I DIRECTORS.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[ ] Please check here if you plan to attend the Annual Meeting

Dated _____________________________________, 1996

Signature _______________________________________

Signature (if held jointly) _____________________

                                  APPENDIX II

                               [LOGO OF DANSKIN]

Dear Valued Shareholders:

Since the writing of our letter to shareholders that is enclosed in the 1996 Annual Report, three significant events have occurred which, although already publicly reported, we would like to draw to your attention:

o Esmark, Inc., the Company's former parent and owner of 2,010,000 shares of its Common Stock, has been ordered into liquidation under Chapter 7 of the United States Bankruptcy Code, and the Bankruptcy Court has appointed a trustee. This will not have any impact on the Company's current financial statements, since all previous sums owing to it by Esmark, Inc. have already been fully reserved and all corporate relationships were severed in September, 1994.

o Sun America Life Insurance Company acquired Esmark's 2,010,000 shares at a public foreclosure sale. The Company believes that as a consequence of this sale the voting proxy that Electra Investment Trust PLC had granted to Esmark with respect to 990,000 shares of Common Stock has ceased to have effect.

o The Company completed the issuance of 1,000 shares ($5,000 liquidation value) of its Convertible Preferred Stock in exchange for $5,000,000 principal amount of Subordinated Convertible Debentures previously outstanding.

We believe that these events are positive developments for the Company in that they help clarify the somewhat confusing voting situation which prevailed at the time of last year's Annual Meeting, and the debt for equity exchange has strengthened our balance sheet.

With the assistance of Dillon, Read & Co. Inc. we continue to pursue financing alternatives to finance growth opportunities and further improve the Company's balance sheet.

We look forward to seeing you at the Annual Meeting.

/s/ HOWARD D. COOLEY                               /s/  MARY ANN DOMURACKI
- -------------------------                          --------------------------
Howard D. Cooley                                   Mary Ann Domuracki
Chairman of the Board                              Chief Executive Officer